Exhibit 99.1
FOR IMMEDIATE RELEASE

Contact:  Gary J. Koester
President and CEO
(513) 574-0700
  gkoester@eaglesavings.com

EAGLE FINANCIAL BANCORP, INC. COMPLETES STOCK OFFERING
AND CONVERSION

Cincinnati, Ohio, July 20, 2017 — Eagle Financial Bancorp, Inc. (the "Company"), the holding company for Eagle Savings Bank (the "Bank"), completed its stock offering in connection with the mutual-to-stock conversion of the Bank on July 20, 2017. Shares of the Company's common stock are expected to begin trading on Friday, July 21, 2017, on the Nasdaq Capital Market under the symbol "EFBI."

The Company sold 1,572,808 shares of common stock at $10.00 per share in its subscription offering, including 129,024 shares purchased by the Eagle Savings Bank Employee Stock Ownership Plan.  The Company also contributed $100,000 in cash and 40,000 shares of its common stock to Eagle Savings Bank Charitable Foundation, Inc., a not-for-profit charitable foundation that the Bank established in connection with its conversion.

If you subscribed for stock and would like to confirm your purchase, please contact the stock information center at (877) 892-9472 (toll free) between 10:00 a.m. and 4:00 p.m., Eastern Time, Monday through Friday, except weekends and bank holidays.  You may also confirm your purchase online at https://allocations.kbw.com.

Direct Registration Statements reflecting the shares purchased in the subscription offering are expected to be mailed by the transfer agent on or about July 21, 2017. Any interest checks due to subscribers are also expected to be mailed by the transfer agent on or about July 21, 2017.

Eagle Savings Bank, an Ohio chartered savings association headquartered in Cincinnati, Ohio, was originally chartered in 1882. At March 31, 2017, we had $119.3 million of total assets, $103.1 million of total deposits and $13.7 million of total equity. We provide financial services primarily to individuals, families and businesses through our main office and two branch offices located in Hamilton County, Ohio.

Keefe, Bruyette & Woods, Inc., A Stifel Company acted as selling agent in the subscription offering, and served as financial advisor to the Company and the Bank in connection with the conversion.  Luse Gorman, PC served as legal counsel to the Company and the Bank. Vorys, Sater, Seymour and Pease LLP served as legal counsel to Keefe, Bruyette & Woods, Inc.

Forward-Looking Statements

Certain statements contained herein are "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934.  Such forward-looking statements may be identified by reference to a future period or periods, or by the use of forward-looking terminology, such as "may," "will," "believe," "expect," "estimate," "anticipate," "continue," or similar terms or variations on those terms, or the negative of those terms.  Forward-looking statements are subject to numerous risks and uncertainties, including, but not limited to: general economic trends, changes in interest rates, increased competition, changes in consumer demand for financial services, fiscal and monetary policies of the U.S. Government, and changes in government regulations affecting financial institutions, including regulatory compliance costs and capital requirements.

Readers are cautioned not to place undue reliance on any such forward-looking statements, which speak only as of the date made.  The factors listed above could affect the Company's financial performance and could cause the Company's actual results for future periods to differ materially from any opinions or statements expressed with respect to future periods in any current statements.  The Company does not undertake and specifically declines any obligation to publicly release the results of any revisions, which may be made to any forward-looking statements to reflect events or circumstances after the date of such statements or to reflect the occurrence of anticipated or unanticipated events, except as required to be reported under the rules and regulations of the United States Securities and Exchange Commission.